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                                                                    EXHIBIT 10.2



                       OCCIDENTAL PETROLEUM CORPORATION

                        1988 DEFERRED COMPENSATION PLAN

            (Amended and Restated Effective as of January 1, 1996)
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                       OCCIDENTAL PETROLEUM CORPORATION
                        1988 DEFERRED COMPENSATION PLAN
            (Amended and Restated Effective as of January 1, 1996)


                                   ARTICLE I
                                    PURPOSE


          The purpose of this 1988 Deferred Compensation Plan (the "Plan") is to provide a tax-advantaged way for key management and other highly compensated employees of Occidental Petroleum Corporation and its Affiliates to accumulate additional income for retirement or planned savings for future needs.


                                  ARTICLE II
                      DEFINITIONS AND CERTAIN PROVISIONS

          Affiliate. "Affiliate" means any corporation which is controlled by or under common control with Occidental Petroleum Corporation.

          Base Salary. "Base Salary" means a Participant's annual base salary, excluding Bonus, all severance allowances, forms of incentive compensation, any Savings Plan, Retirement Plan or other Company qualified plan contributions or benefits, retainers, insurance premiums or benefits, reimbursements, and all other payments, prior to reduction for any deferrals under this Plan or any other plan of the Company or reductions under the Company's Savings Plan sanctioned by Section 401(k) of the Internal Revenue Code.

          Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Article VI.

          Board.  "Board" means the Board of Directors of the Company.

          Bonus. "Bonus" means the bonus awarded to a Participant during the Plan Year in question prior to reduction for any deferral under this Plan or any other plan of the Company.

          Committee. "Committee" means the administrative committee appointed to administer the Plan pursuant to Article III.

          Company. "Company" means Occidental Petroleum Corporation, or any successor thereto, and any Affiliates.

          Company Management. "Company Management" means the Chairman of the Board, President or any Executive Vice President of Occidental Petroleum Corporation.

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          Declared Rate.  "Declared Rate" with respect to any Plan Year means the interest rate which will be credited on Deferral Accounts for such Plan Year. The Declared Rate for each Plan Year prior to 1994 was determined by the Committee in its complete and sole discretion. The Declared Rate for the 1994 and 1995 Plan Years was equal to (A) the average interest rate of five-year United States Treasury Notes during the last five trading days of September preceding the applicable Plan Year plus (B) one percent (1%). The Declared Rate for each Plan Year commencing in 1996 and thereafter will be equal to (A) the average interest rate of five-year United States Treasury Notes during the last five trading days of September preceding the applicable Plan Year plus (B) two percent (2%). The Declared Rate will be announced on or before January 1 of the applicable Plan Year. Notwithstanding the foregoing, the Declared Rate on Deferral Amounts which were earned and deferred prior to 1994 (including bonuses which were earned for 1993), together with accumulated interest thereon, will in no event be less than eight percent (8%) for any Plan Year. Accordingly, the Declared Rate for any Plan Year commencing in 1994 or thereafter may be different for Deferral Amounts which were earned and deferred prior or subsequent to January 1, 1994. The Company reserves the right to change the Declared Rate at any time, but only on a prospective basis; provided that Deferral Amounts which were earned and deferred prior to 1994 will continue to be credited with interest at not less than eight percent (8%) per annum.

          Deferral Account. "Deferral Account" means the account maintained on the books of account of the Company for each Participant pursuant to Article IV.

          Deferral Amount. "Deferral Amount" means an amount of a Participant's Base Salary or Bonus which is deferred under this Plan.

          Disability. "Disability" means a condition that qualifies as a disability under the Company's Retirement Plan and which has continued for more than six (6) months and has been approved by the Committee.

          Early Payment Benefit. "Early Payment Benefit" means the payment to a Participant of part or all of his Deferral Account on an Early Payment Date prior to Retirement pursuant to Section 5.5.

          Early Payment Date. "Early Payment Date" means any date prior to Retirement on which a Participant elects to receive an Early Payment Benefit pursuant to Section 5.5.

          Election Form. "Election Form" means an Eligible Employee's written election to defer Base Salary and/or Bonus in accordance with Article IV.

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          Eligible Employee.  "Eligible Employee" means each key management or other highly compensated employee of the Company who is selected by Company Management to participate in the Plan.

          Emergency Benefit. "Emergency Benefit" means the payment to a Participant of part or all of his Deferral Account in the event that the Participant has an unforeseeable financial emergency pursuant to Section 5.6.

          Enrollment Agreement. "Enrollment Agreement" means the written agreement entered into by the Company and an Eligible Employee pursuant to which the Eligible Employee becomes a Participant in the Plan. In the sole discretion of the Company, Election Forms filed by any Participant by which the Participant makes the elections provided for by this Plan may be treated as a completed and fully executed Enrollment Agreement for all purposes under the Plan.

          Participant. "Participant" means an Eligible Employee who has filed a completed and fully executed Enrollment Agreement with the Committee and is participating in the Plan in accordance with the provisions of Article IV.

          Plan Year. "Plan Year" means the calendar year beginning January 1 and ending December 31.

          Retirement. "Retirement" means termination of a Participant's employment with the Company for reasons other than death after the Participant attains age 55 and completes five (5) Years of Service.

          Retirement Benefit. "Retirement Benefit" means the payment to a Participant of the Participant's Deferral Account following Retirement pursuant to Section 5.1.

          Retirement Plan. "Retirement Plan" means the Occidental Petroleum Corporation Retirement Plan, as amended from time to time.

          Retirement Plan Augmentation Account. "Retirement Plan Augmentation Account" means the account maintained on the books of account of the Company for each affected Participant pursuant to Section 5.7.

          Retirement Plan Augmentation Benefit. "Retirement Plan Augmentation Benefit" means the payment to a Participant of the Participant's Retirement Plan Augmentation Account pursuant to Section 5.7.

          Savings Plan. "Savings Plan" means the Occidental Petroleum Corporation Savings Plan, as amended from time to time.

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          Savings Plan Augmentation Account. "Savings Plan Augmentation Account"
means the account maintained on the books of account of the Company to reflect Savings Plan augmentation contributions made by the Company pursuant to Section 4.5.

          Service. "Service" means the period of time during which an employment relationship exists between a Participant and the Company, including the period of time such relationship existed prior to the time when the employee in question became a Participant.

          Termination Benefit. "Termination Benefit" means the payment to a Participant of the Participant's Deferral Account on account of his termination of employment other than due to Retirement, Disability or death pursuant to
Section 5.2.

          Termination Event.  "Termination Event" means:

              (a)  the dissolution or liquidation of the Company;

              (b) the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Common Stock of the Company is exchanged for or converted into cash or property or securities not issued by the Company, unless the reorganization, merger or consolidation shall have been affirmatively recommended to the Company's stockholders by a majority of the members of the Company's Board of Directors;

              (c) the acquisition of substantially all of the property or of more than thirty-five percent (35%) of the voting power of the Company by any person or entity;

              (d) the occurrence of any circumstance having the effect that directors who were nominated for election as directors by the Nominating Committee of the Company's Board of Directors shall cease to constitute a majority of the authorized number of directors of the Company;

              (e) the dissemination to the stockholders of the Company of a proxy statement seeking stockholder approval of a Termination Event of the type described in (b) above; or

              (f) the publication or dissemination of an announcement of an action intended to result in a Termination Event of the type described in (c) or
(d) above.

          Years of Service. "Years of Service" means the number of full years credited to a Participant under the Retirement Plan for vesting purposes.

                               -5-
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                                 ARTICLE III
                          ADMINISTRATION OF THE PLAN

          An administrative committee shall be appointed by the Company's Chief Executive Officer to administer the Plan and establish, adopt, or revise such rules and regulations as the Committee may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, and, except as otherwise indicated herein, any such interpretations shall be conclusive. All decisions of the Committee shall be by vote of at least two of the Committee members and shall be final. Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant.


                                  ARTICLE IV
                                 PARTICIPATION


          4.1 Election to Participate. An Eligible Employee may elect to participate in the Plan by filing a completed and fully executed Enrollment Agreement with the Committee. An Eligible Employee may thereafter elect to defer annual Base Salary and/or Bonus under the Plan for any Plan Year by filing a completed and fully executed Election Form with the Committee prior to the beginning of such Plan Year or at such other time as the Committee may permit. Various deferral options will be made available to Eligible Employees under the Plan, subject to such limitations and conditions as the Committee may impose, from time to time, in its complete and sole discretion. Unless otherwise authorized by the Committee, a separate Election Form will be required for each Plan Year, and the Election Form will designate the Deferral Amounts as a fixed dollar amount (in increments of $1,000) for Base Salary and/or (A) a fixed percentage of bonus (in increments of 10%) or (B) 100% of the remainder of any bonus above a specified dollar amount, as elected by the Participant. Deferrals of Base Salary will normally be deducted ratably during the Plan Year. In its sole discretion, the Committee may also permit amounts which an Eligible Employee has previously elected to defer under other plans or agreements with the Company to be transferred to this Plan and credited to his Deferral Account which is maintained hereunder. With the consent of the Committee, a Participant may revoke a deferral election with respect to amounts not yet deferred and credited to his Deferral Account, provided that the Participant will not be permitted to participate in the next enrollment period under the Plan and will be precluded from electing to make new deferrals under the Plan for a minimum period of one year (or such lesser period as the Committee may permit) following the revocation of his deferral election.

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              (a)  Minimum Deferral.  The minimum deferral for any Plan Year shall be (i) Five Thousand U.S. Dollars (U.S. $5,000.00) for Base Salary and
(ii) ten percent (10%) for Bonus.

              (b) Maximum Deferral. The maximum deferral for any Plan Year shall be (i) seventy-five percent (75%) for Base Salary and (ii) one hundred percent (100%) for Bonus.

          4.2 Deferral Accounts. The Committee shall establish and maintain a separate Deferral Account for each Participant. A Deferral Amount shall be credited by the Company to the Participant's Deferral Account no later than the first day of the month following the month in which the Participant's Base Salary or Bonus would otherwise have been paid. Such Deferral Account shall be debited by the amount of any payments made by the Company to the Participant or the Participant's Beneficiary therefrom.

          4.3 Interest. Each Deferral Account of a Participant shall be deemed to bear interest on the balance from month-to-month in such Deferral Account at the Declared Rate for each Plan Year, compounded monthly, from the date such Deferral Account was established through the date of complete distribution of the Deferral Account. Interest will be credited to each Deferral Account on a monthly basis on the last day of each month.

          4.4 Valuation of Accounts. The value of a Deferral Account as of any date shall equal the amounts theretofore credited to such account less any payments debited to such account plus the interest deemed to be earned on such account in accordance with Section 4.3 through the end of the preceding month. When payments are made from a Deferral Account for any reason, such payments shall be deemed to be made on a proportionate or pro-rata basis from Deferral Amounts (including accumulated interest thereon) which were earned and deferred prior and subsequent to January 1, 1994.

         4.5 Savings Plan Augmentation Contribution. For each Plan Year, the Company shall credit to the Savings Plan Augmentation Account of any Participant an amount equal to the amount by which the contribution that would otherwise have been made by the Company to the Savings Plan for such Plan Year is reduced by reason of the reduction in the Participant's Base Salary for such Plan Year under this Plan. The Savings Plan augmentation contribution shall be credited to the Savings Plan Augmentation Account for each Plan Year at the same time as the Company contribution for such Plan Year is made to the Savings Plan. A Participant's interest in any credit to his Savings Plan Augmentation Account and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Savings Plan. Interest will be credited on a Savings Plan Augmentation Account at the same rate and in the same manner as if it were a Deferral Account in accordance with Section 4.3.

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              Upon death, Disability, Retirement or other termination of employment, the vested portion of the Participant's Savings Plan Augmentation Account shall be paid to the Participant (or his Beneficiary in the event of the Participant's death) in a single lump sum during the first 90 days of the year following such event.

          4.6 Statement of Accounts. The Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferral Accounts and his Savings Plan Augmentation Account.


                                   ARTICLE V
                                   BENEFITS


          5.1 Retirement Benefit. Upon Retirement, the Company shall pay to the Participant with respect to his Deferral Account an annual amount for fifteen (15) years beginning in the year following his Retirement, the sum of which payments shall equal (a) the value of the Deferral Account determined under Section 4.4 as of the end of the year in which his Retirement occurs plus
(b) the interest that will accrue on the unpaid balance in such Deferral Account during such fifteen year (15) period pursuant to Section 4.3 ("Retirement Benefit"). For each year after the initial Retirement Benefit payment is made, the annual Retirement Benefit payment shall be redetermined based upon the value of the Deferral Account at that time, plus the interest that will accrue pursuant to Section 4.3 for the remaining period of annual payments. A Participant may instead elect in his Enrollment Agreement to have the Retirement Benefit paid to him in annual payments for either five (5), ten (10) or twenty
(20) years or in a single lump sum payment. The amount of any such annual payments shall be calculated in accordance with the principles stated in the preceding sentences. Annual payments will normally be made during the first 90 days of the year.

              The Committee, in its sole discretion, may permit a Participant to change his election as to the form of payment upon written petition of the Participant. In order to be effective, a Participant's election (or modification or revocation of a prior election) of the form of payment of his Retirement Benefit must be made not later than 12 months before the Participant's Retirement, unless otherwise permitted by the Committee. Subject to the foregoing limitation, a Participant may make such election (or revoke a prior election and make a new election) at any time. Any election (or modification or revocation of a prior election) which is made later than 12 months prior to the Participant's Retirement will be considered void and shall have no force or effect, except as otherwise determined by the Committee.

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          5.2 Termination Benefit.  If a Participant shall cease to be an employee of the Company for any reason other than Retirement, Disability or death, the Company shall pay to the Participant in one lump sum, except as provided in Section 5.5 for Early Payment Benefits, an amount (the "Termination Benefit") equal to the value of his Deferral Account; provided, however, at the sole discretion of the Committee, no lump sum shall be payable and, instead, the Company shall pay to the Participant an annual amount each year for a period not to exceed three years beginning in the year following his termination of employment, the sum of which payments shall equal (a) the value of the Deferral Account determined under Section 4.4 as of the end of the year in which he terminates employment plus (b) the interest that will accrue on the unpaid balance from month-to-month in such Deferral Account during such three year period at the Declared Rate, compounded monthly. Annual payments will normally be made during the first 90 days of the year.

          5.3 Disability. If a Participant shall cease to be an employee of the Company prior to Retirement due to a Disability which continues for more than six (6) months, the Company shall pay to the Participant in one lump sum, except as provided in Section 5.5 for Early Payment Benefits, an amount equal to the value of his Deferral Account.

          5.4 Survivor Benefits.

              (a) If a Participant dies while employed with the Company prior to becoming eligible for Retirement, the Company will pay to the Participant's Beneficiary in one lump sum, except as provided in Section 5.5 for Early Payment Benefits, an amount equal to the value of the Participant's Deferral Account.

              (b) If a Participant dies after becoming eligible for Retirement or after the commencement of payment of Retirement Benefits, the Company will pay to the Participant's Beneficiary the remaining installments of the Retirement Benefits which would have been payable to the Participant for the balance of the payment period elected by the Participant. If payments have not yet commenced, payments will commence in the year following the Participant's death, irrespective of when Retirement Benefit payments would have commenced if the Participant had survived.

          5.5 Early Payment. A Participant may elect, in such manner as the Committee may permit in any Election Form, to receive part or all of the Deferral Amounts covered by such Election Form in a lump sum payment or installments ("Early Payment Benefit") commencing on a date prior to Retirement designated in such Election Form ("Early Payment Date").

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The Early Payment Date on any Election Form may be any date which is at least two years after completion of deferral of the Deferral Amounts covered by such Election Form. If the Participant retires, terminates employment, becomes disabled or dies prior to commencement or completion of all Early Payment Benefits, all such elections made by the Participant to receive Early Payment Benefits shall continue in force. However, any such Early Payments Benefits which have not yet commenced shall commence in the year following such event. Annual payments will normally be made during the first 90 days of the year.

          5.6 Emergency Benefit. In the event that the Committee, upon written petition of the Participant (or his Beneficiary, in the event of the Participant's death), determines, in its sole discretion, that the Participant or Beneficiary has suffered an unforeseeable financial emergency, the Company shall pay to the Participant, as soon as practicable following such determination, such amount up to the balance of his Deferral Account which is necessary to meet the emergency ("Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, divorce, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a home or education expenses for children shall normally not be considered to be the result of an unforeseeable financial emergency.

          5.7 Retirement Plan Augmentation Benefit. In addition to the other benefits provided for in this Article V, the Company shall pay a Retirement Plan Augmentation Benefit to Participants who have elected to defer a portion of their Base Salary in accordance with this Plan and thereby receive a reduced benefit under the Retirement Plan. To the extent not provided under any other plan of the Company, a credit shall be made to a Retirement Plan Augmentation Account established under this Plan for the Participant. The Committee shall determine the methods and procedures for computation and payment of the Retirement Plan Augmentation Benefit and shall have the right to amend or revise these methods and procedures from time to time, in its complete and sole discretion.

          5.8 Immediate Payment on Termination Event. Upon petition of a Participant within sixty (60) days after any Termination Event or such other period as the Committee may permit, the Committee, in its sole discretion, may pay the balance of the Participant's Deferral Account to him immediately in a lump sum as a Termination Benefit pursuant to Section 5.2, irrespective of whether the Participant terminates or continues employment with the Company.

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          5.9  Small Benefit.  In the event that the Committee determines, in its sole discretion, that the amount of any benefit is too small to make it administratively convenient to pay such benefit over time, the Committee may pay the benefit in a lump sum.

          5.10 Lump Sum Payment With Penalty. Notwithstanding any other provisions of the Plan, a Participant or a Beneficiary of a deceased Participant may elect at any time to receive an immediate lump sum payment of all or part of the vested balance of his Deferral Account, reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) of the amount withdrawn from such Deferral Account, in lieu of payments in accordance with the form previously elected by the Participant.

              Whenever a Participant receives a lump sum payment under this
Section 5.10, the Participant will be deemed to elect to revoke all current deferral commitments under the Plan effective as of the date of the lump sum payment. The Participant will not be permitted to participate in the next enrollment period under the Plan and will be precluded from electing to make new deferrals under the Plan for a minimum period of one year (or such lesser period as the Committee may permit) following receipt of the lump sum payment.

          5.11 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the minimum taxes required to be withheld by the Federal or any state or local government.


                                  ARTICLE VI
                            BENEFICIARY DESIGNATION


          Each Participant shall have the right, at any time, to designate any person or persons as the Beneficiary to whom payments under this Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel any inconsistent Beneficiary designation previously filed.

          If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, such benefits shall be paid in accordance with the Participant's Beneficiary designation under the Company's Retirement Plan, and if there is no such valid Beneficiary designation, to the Participant's then surviving spouse, or, if none, to the Participant's estate, until directed otherwise by the court that has jurisdiction over the assets belonging to the Participant's probate estate.


                                  ARTICLE VII
                       AMENDMENT AND TERMINATION OF PLAN


          7.1 Amendment. The Board may at any time amend the Plan in whole or in part for any reason, including but not limited to tax, accounting or other changes, which may result in termination of the Plan for future deferrals, provided, however, that no amendment shall be effective to decrease the benefits under the Plan payable to any Participant which have accrued prior to the date of such amendment. The Committee, in its discretion, may amend the Plan if it finds that such amendment does not significantly increase or decrease Plan benefits or costs.

          7.2  Termination.

               (a) Company's Right to Terminate. The Board or the Committee may at any time terminate the Plan, if in the Board's or the Committee's judgment, the continuance of the Plan would not be in the Company's best interest due to tax, accounting or other effects thereof, or potential payouts thereunder.

               (b) Payments Upon Termination. Upon any termination of the Plan under this Section 7.2, the Board or Committee shall determine the date or dates of Plan distributions to the Participants, which date or dates shall not be later than the date or dates on which the Participants or their Beneficiaries would otherwise receive benefits hereunder. Deferral Amounts shall prospectively cease to be deferred as of the date determined by the Board or Committee.

                                 ARTICLE VIII
                                 MISCELLANEOUS


          8.1 Unsecured General Creditor. The rights of a Participant, Beneficiary, or their heirs, successors, and assigns, as relates to any Company promises hereunder, shall not be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.

          8.2 Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board or Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

          8.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

          8.4 Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Company. Accordingly, subject to the terms of any written employment agreement to the contrary, the Company shall have the right to terminate or change the terms of employment of a Participant at any time and for any reason whatsoever, with or without cause.

          8.5 Obligations to Company. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the Company may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

          8.6 Gender, Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

          8.7 Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          8.8 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

          8.9 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Company's Executive Vice President, Human Resources. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          8.10 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of California.

          Executed on October 28, 1996, in the City and County of
Los Angeles, State of California.


                                  OCCIDENTAL PETROLEUM CORPORATION



                                  By  RICHARD W. HALLOCK
                                      -----------------------------------------
                                      Authorized Officer of
                                      Occidental Petroleum Corporation


                                  Its EVP, Human resources
                                      -----------------------------------------

Attest:


By  R. DELMON TURNS
    --------------------------------

Its Corporate Manager - Compensation
    --------------------------------